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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                       -----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                February 28, 2001

                         LANGUAGEWARE.NET (COMPANY) LTD.
             (Exact name of registrant as specified in its charter)

                                     Israel
         (State or other jurisdiction of incorporation or organization)

                                     0-26349
                            (Commission File Number)

                                       N/A
                        (IRS Employer Identification No.)

                             102 South Tejon Street
                                    Suite 320
                        Colorado Springs, Colorado 80903
                    (Address of principal executive offices)

                                  719-955-3400
              (Registrant's telephone number, including area code)


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ITEM 3. BANKRUPTCY OR RECEIVERSHIP

         On February 27, 2001 an application was filed in Jerusalem District Court on behalf of LanguageWare.net (Company) Ltd., an Israeli corporation (the "Company"), seeking liquidation of the Company under Israeli law on the grounds of insolvency. The District Court assumed jurisdiction over the matter on that date. The proceeding number is 136/01 and will involve the liquidation of the company's assets by a trustee. No trustee has yet been appointed by the Jerusalem District Court in this matter.

         On February 8, 2001, the Company issued a press release announcing that its wholly-owned subsidiary, WholeTree.com, Inc., a Colorado corporation (the "Subsidiary"), had filed for bankruptcy relief under Chapter 7 of Title 11 of the United States Code which will result in a complete liquidation of the Subsidiary. The Subsidiary's petition for relief was filed on February 7, 2001 in the United States Bankruptcy Court for the District of Colorado under case number 01-11280 CEM. The Bankruptcy Court assumed jurisdiction over the matter on that date. Jeffrey L. Hill was appointed by the Bankruptcy Court to act as trustee responsible for liquidation of the Subsidiary's assets.

         A copy of the February 8, 2001 press release is attached hereto as
Exhibit 99.1 and is incorporated herein by reference to this Current Report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

         The following exhibits are filed herewith:

         99.1     Press Release dated February 8, 2001



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          LANGUAGEWARE.NET (COMPANY) LTD.

                                          By: /s/ Thomas B. Foster
                                          Thomas B. Foster
                                          Secretary

Dated: February 28, 2001


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                                 EXHIBIT INDEX

EXHIBIT
NUMBER      DESCRIPTION
-------     -----------
 99.1       Press Release dated February 8, 2001